UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 1, 2013

Midstates Petroleum Company, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-35512	45-3691816
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

4400 Post Oak Parkway, Suite 1900 Houston, Texas	77027
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (713) 595-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                                 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2013, the Board of Directors (the “Board”) of Midstates Petroleum Company, Inc. (the “Company”) elected Dr. Peter J. Hill as a director, effective April 1, 2013. Dr. Hill will serve as a Class I director, and he will stand for reelection at the Company’s annual meeting of stockholders in 2013. Dr. Hill replaces Alex T. Krueger on the Board, who notified the Company on March 19, 2013 that he would not stand for reelection and would resign from the Board, effective upon the identification and appointment by the Board of an additional independent director.

The Board has determined that Dr. Hill is an independent director under Sections 303A.02 and 303A.07 of the New York Stock Exchange Listed Company Manual and under Rule 10A-3 of the Securities Exchange Act of 1934. Dr. Hill will serve as Chairman of the Board’s Compensation Committee and as a member of the Audit Committee.

There are no understandings or arrangements between Dr. Hill and any other person pursuant to which Dr. Hill was elected to serve as a director of the Company. There are no relationships between Dr. Hill and the Company or any of its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K. As a non-employee director, Dr. Hill will receive compensation in accordance with the Company’s policies for compensating non-employee directors, including any long-term equity incentive awards under the Company’s Long Term Incentive Plan.

In connection with Dr. Hill’s election to the Board, he will receive (i) an initial equity award of 16,000 shares of restricted stock and (ii) an annual equity award beginning in 2014 having a value of approximately $125,000 in the form of restricted stock. The shares of restricted stock, which will be issued under the Company’s Long Term Incentive Plan, vest one year following the grant date. The Company expects to enter into an indemnification agreement with Dr. Hill, a form of which was attached as Exhibit 10.12 to the Company’s Registration Statement on Form S-1/A on February 16, 2012 and is incorporated by reference herein in its entirety. The indemnification agreement will require the Company to indemnify Dr. Hill to the fullest extent permitted under Delaware law against liability that may arise by reason of his service to the Company, and to advance expenses incurred as a result of any proceeding against him as to which he could be indemnified.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Midstates Petroleum Company, Inc.
(Registrant)

Date: April 2, 2013
	By:	/s/ Eric J. Christ
Eric J. Christ
Assistant Corporate Secretary

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